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                                                                   Exhibit 23.3
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                       CONSENT OF INDEPENDENT ACCOUNTANTS


The Board of Directors and Stockholder
The Bank of Franklin and The Bank of Sussex & Surry


We consent to the incorporation by reference of our audit report dated February 16, 1999, on the combined financial statements of The Bank of Franklin and The Bank of Sussex & Surry as of December 31, 1998, and for the years ended December 31, 1998 and 1997, into the Registration Statement on Form S-4 for Atlantic Financial Corporation to be filed on or about October 6, 2000.


/s/ GOODMAN & COMPANY, L.L.P.


One Commercial Place
Norfolk, Virginia
October 6, 2000